Exhibit 10.2

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”) is dated as of May 11, 2015 by and between BioSig Technologies, Inc., a Delaware corporation (the “Company”), and Brio Capital Master Fund Ltd. (the “Purchaser”).

RECITALS

WHEREAS, the Company and the Purchaser are each party to that certain Securities Purchase Agreement, dated February 6, 2013, by and between the Company and the purchasers signatory thereto (as amended, the “Purchase Agreement”), as amended by that certain Letter Agreement, dated February 25, 2013, by and between the Company and the purchasers signatory thereto, that certain Letter Agreement, dated April 12, 2013 (“Amendment Agreement No. 2”), by and between the Company and the Holders signatory thereto, that certain Letter Agreement, dated June 25, 2013, by and between the Company and the Holders signatory thereto, that certain Letter Agreement dated October 14, 2013, by and between the Company and the Holders signatory thereto, and that certain Letter Agreement, dated as of July 30, 2014, by and between the Company and the Holders signatory thereto;

WHEREAS, pursuant to Amendment Agreement No. 2, the Purchaser has an option to purchase up to 75 Units, with each “Unit” consisting of one share of the Company’s Series C Preferred Stock, $0.001 par value (the “Series C Preferred Stock”) and a Warrant to purchase 479 shares of the Company’s common stock, $0.001 par value (the “Common Stock”), for a purchase price of $1,000 per Unit;

WHEREAS, pursuant to the reset provisions of the Warrants issued under the Purchase Agreement, the Warrant included in each Unit shall entitle the Purchaser to purchase 833.46 shares of Common Stock; and

WHEREAS, the Purchaser desires to exercise its option and purchase from the Company, and the Company desires to issue and sell to the Purchaser, 75 Units, consisting in the aggregate of 75 shares of Series C Preferred Stock (the “Preferred Shares”) and a Warrant (the “Warrant”) to purchase 62,440 shares of Common Stock (the “Warrant Shares”), for the aggregate purchase price of $75,000 (the “Purchase Price”).

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements of the parties herein contained, the Company and the Purchaser hereby agree as follows:

ARTICLE I.
PURCHASE AND SALE OF SECURITIES

Section 1.01 Purchase and Sale of Securities. Subject to the following terms and conditions, and subject to the terms and conditions set forth in the Purchase Agreement, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, the Preferred Shares and the Warrant.  The Preferred Shares, the Warrant and the Warrant Shares are sometimes collectively referred to as the “Securities”.

Section 1.02 Closing. The closing of the purchase and sale of the Securities hereunder (the “Closing”) shall occur concurrently with the execution of this Agreement by the Company and the Purchaser. Subject to the terms and conditions set forth in the Purchase Agreement, immediately following execution of this Agreement by the Purchaser and the Company, the Purchaser shall transmit to the Company, via wire transfer of immediately available funds, the Purchase Price, and the Company shall deliver or cause to be delivered to the Purchaser each of the following:

(a) a legal opinion of Company counsel, substantially in the form of Exhibit B attached to the Purchase Agreement;

(b) a certificate evidencing the Preferred Shares registered in the name of the Purchaser; and

(c) a Warrant, in the form of Exhibit C attached to the Purchase Agreement, registered in the name of the Purchaser to purchase the Warrant Shares, with an exercise price equal to $1.50, subject to adjustment therein.

ARTICLE II.
REPRESENTATIONS AND WARRANTIES

Section 2.01 Representations and Warranties of the Company. The Company hereby certifies that the representations and warranties of the Company contained in the Purchase Agreement are accurate in all material respects as of the date hereof (unless as of a specific date therein in which case they shall be accurate as of such date).

Section 2.02 Representations and Warranties of the Purchaser. The Purchaser hereby certifies that the representations and warranties of the Purchaser contained in the Purchase Agreement are accurate in all material respects as of the date hereof (unless as of a specific date therein in which case they shall be accurate as of such date).

ARTICLE III.
REGISTRATION RIGHTS

Section 3.01 Piggy-Back Registration Rights.  Notwithstanding anything to the contrary herein or in the Transaction Documents (as defined in the Purchase Agreement), including for the avoidance of doubt that certain Registration Rights Agreement, dated February 6, 2013, by and between the Company and the purchasers signatory thereto (the “Registration Rights Agreement”), the Securities (including any shares of Common Stock issuable upon exercise or conversion of the Securities) shall not be entitled to any registration rights except for the rights expressly set forth in this Section 3.01.  If at any time when there is not an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering the shares of Common Stock issuable upon conversion of the Preferred Shares or exercise of the Warrant (the “Registrable Securities”), the Company shall determine to prepare and file with the Securities and Exchange Commission (the “SEC”) a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to the Purchaser written notice of such determination and if, within ten (10) days after receipt of such notice, the Purchaser shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities the Purchaser requests to be registered. The Purchaser shall comply with any request to furnish the Company a completed selling stockholder questionnaire in customary form and acknowledges that it shall not be entitled to the inclusion of its Registrable Securities unless it has returned such questionnaire to the Company. Notwithstanding the foregoing, in the event that, in connection with any underwritten public offering, the managing underwriter(s) thereof shall impose a limitation on the number of shares of Common Stock which may be included in the registration statement because, in such underwriter(s)’ judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such registration statement only such limited portion of the Registrable Securities with respect to which the Purchaser has requested inclusion hereunder as the underwriter shall permit; provided, however, that the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities, the holders of which are not contractually entitled to inclusion of such securities in such registration statement or are not contractually entitled to pro rata inclusion with the Registrable Securities. Notwithstanding the foregoing sentence, in the case of an underwritten offering by the Company for its own account, no securities proposed to be included by the Company in such underwritten offering shall be cutback. If an offering in connection with which the Purchaser is entitled to registration under this Section 3.01 is an underwritten offering, then the Purchaser shall, unless otherwise agreed by the Company, offer and sell such Registrable Securities in an underwritten offering using the same underwriter or underwriters and, subject to the provisions of this Agreement, on the same terms and conditions as other shares of Common Stock included in such underwritten offering and shall enter into an underwriting agreement in a form and substance reasonably satisfactory to the Company and the underwriter or underwriters.

Section 3.02 Registration Expenses.  The Company shall pay all fees and expenses incurred by the Company incident to the performance of or compliance with Article III of this Agreement by the Company, including without limitation (a) all registration and filing fees and expenses related to filings with the SEC, any trading market on which the Common Stock is then listed for trading and in connection with applicable state securities or Blue Sky laws, (b) printing expenses (including without limitation expenses of printing certificates for the Securities), (c) messenger, telephone and delivery expenses, (d) fees and disbursements of counsel for the Company, (e) fees and expenses of all other persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement and (f) all listing fees to be paid by the Company to the applicable trading market, if any.

ARTICLE IV.
MISCELLANEOUS

Section 4.01 Entire Agreement; Amendment. This Agreement and the Transaction Documents contain the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the Transaction Documents, neither the Company nor the Purchaser makes any representations, warranty, covenant or undertaking with respect to such matters and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. No provision of this Agreement may be waived or amended other than by a written instrument signed by the Company and the Purchaser.

Section 4.02 Waivers. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

Section 4.03 Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

Section 4.04 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser (other than by merger).  The Purchaser may assign any or all of its rights under this Agreement to any person to whom the Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers.”

Section 4.05 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 4.06 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

Section 4.07 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

Section 4.08 Severability. The provisions of this Agreement and the other Transaction Documents are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement or the other Transaction Documents shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement or the other Transaction Documents and such provision shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

Section 4.09 Further Assurances. From and after the date of this Agreement, each of the Company and the Purchaser shall execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement, the Preferred Shares, the Warrants and the Warrant Shares.

[SIGNATURE PAGES FOLLOWS]

Company Signature Page

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an authorized signatory as of the date first above written.

BioSig Technologies, Inc.

By:  /s/ Kenneth Londoner
Name: Kenneth Londoner
Title: Executive Chairman

Purchaser Signature Page

By its execution and delivery of this signature page, the undersigned Purchaser hereby joins in and agrees to be bound by the terms and conditions of the Purchase Agreement as to the Preferred Shares and as to the Warrant to purchase the Warrant Shares, and authorizes this signature page to be attached to the Purchase Agreement or counterparts thereof.

Brio Capital Master Fund Ltd.

By:   /s/ Shaye Hirsch
Name: Shaye Hirsch
Title: Director